Exhibit 99.1

FORTRESS INVESTMENT GROUP LLC

Contact:	FOR IMMEDIATE RELEASE

Lilly H. Donohue
212-798-6118

Fortress Reports Fourth Quarter & Year End 2008 Financial Results

Full Year 2008 Highlights

•	Assets under management[1] of $29.5 billion
•	Segment management fees of $598 million, up 27% from 2007, and GAAP management fees of $593 million, up 43% from 2007
•	Raised $8.7 billion of total third-party capital, or $5.8 billion net third-party capital raised[2]
•	Fund management distributable earnings of $216 million
•	Pre-tax distributable earnings (DE) loss of $162 million
•	GAAP net loss, excluding principals agreement compensation, of $100 million. GAAP net loss of $322 million

Fourth Quarter 2008 Highlights

•	Segment management fees of $147 million and GAAP management fees of $145 million
•	Fund management DE of $7 million
•	Pre-tax distributable earnings loss of $258 million
•	GAAP net loss, excluding principals agreement compensation, of $85 million. GAAP net loss of $140 million

First Quarter 2009 Highlight

•	Amended credit facility to provide additional operating flexibility and paid down debt to $604 million

New York, NY. March 16, 2009 – Fortress Investment Group LLC (NYSE: FIG) today reported its year end and fourth quarter 2008 results.

Full Year 2008

For the year ended December 31, 2008, our GAAP net loss was $322 million, or ($3.50) per diluted share. Excluding principals agreement compensation, 2008 GAAP net loss was $100 million.

Fund management distributable earnings for 2008 was $216 million versus $525 million in 2007. This includes $81 million of reserves taken for potential clawback obligations.

1 Assets under management in this press release refers to management fee paying assets under management. Assets under management at year-end included approximately $2.4 billion of fee-paying capital in our Liquid Hedge Funds that was subject to suspended redemption requests. This capital no longer paid fees beginning in January 2009, consequently reducing our assets under management to approximately $27.1 billion as of January 1, 2009.

2 Capital raise figures do not include redemption requests that were suspended for the Drawbridge Global Macro Fund for the periods of November and December 2008. Subsequently, the suspension was lifted effective as of January 31, 2009.

Pre-tax DE for the year was a loss of $162 million, or ($0.36) per dividend paying share, versus earnings of $552 million for 2007. This includes $368 million of reserves taken for potential clawback obligations and impairment of balance sheet assets.

Fourth Quarter 2008

For the quarter ended December 31, 2008, our GAAP net loss was $140 million, or ($1.50) per diluted share. Excluding principals agreement compensation, fourth quarter GAAP net loss was $85 million.

Fund management distributable earnings for the fourth quarter was $7 million versus $77 million in the fourth quarter of 2007. This includes $71 million of reserves taken for potential clawback obligations.

Pre-tax DE for the fourth quarter was a loss of $258 million, or ($0.56) per dividend paying share, versus earnings of $78 million for the fourth quarter of 2007. This includes $299 million of reserves taken for potential clawback obligations and impairment of balance sheet assets.

For reconciliations from pre-tax distributable earnings and fund management DE to GAAP net income (loss), from GAAP net income (loss) excluding principals agreement compensation to GAAP net income (loss), from segment revenues to GAAP revenues and from segment assets to GAAP assets see “Reconciliation of Fund Management DE to Pre-tax Distributable Earnings and GAAP Net Income (Loss)”, “Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement Compensation to GAAP Net Income (Loss)” and “Reconciliation of Segment Revenues to GAAP Revenues & Segment Assets to GAAP Assets” in this release. Distributable earnings is a supplemental measure of our operating performance that we believe provides a meaningful basis for comparison between present and future periods3.

The Company’s quarterly segment revenues and distributable earnings will fluctuate materially depending upon the performance of our funds and the realization events within our private equity business, as well as other factors. Accordingly, the revenues and profits in any particular quarter should not be expected to be indicative of future results. Quarterly dividends are not necessarily representative of the Company’s earnings in the current quarter.

The following discussion of our results is based on segment reporting as presented in our Annual Report on Form 10-K. Our GAAP statement of operations and balance sheet are presented following this discussion. The following table is a summary presentation of our segment performance with supplemental data provided for informational purposes. For a reconciliation of our segment results to the corresponding GAAP data, see the reconciliation information included later in this release.

3 Comparisons of after tax or per share amounts to periods prior to our reorganization, including the first quarter of 2007 (prior to January 17), may not be meaningful because of the impact of the reorganization transactions on our financial statements.

Supplemental Data for Three Months:4,5

Three Months Ended December 31, 2008		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM - October 1, 2008	$34,289	$13,737	$3,227	$9,104	$8,221	$-
Capital raised	28	-	-	16	12	-
Redemptions	(1,198)	-	-	(1,198)	-	-
Increase in invested capital	1,903	1,901	-	-	2	-
Return of Capital	(538)	(506)	(28)	-	(4)	-
Reset Date	-	-	-	-	-	-
Equity buyback	-	-	-	-	-	-
Crystallized Incentive Income	-	-	-	-	-	-
+/- Net Asset Value & Foreign Exchange rate change	(5,030)	(2,523)	(17)	(753)	(1,737)	-
AUM - Ending Balance	$29,454	$12,609	$3,182	$7,169	$6,494	$-

Third-Party Capital Raised	$420	$392	$-	$16	$12	$-

Segment Revenues
Management fee	$147	$50	$13	$48	$36	$-
Incentive income	(107)	(107)	-	-	-	-
Total	40	(57)	13	48	36	-

Segment Expenses
Profit sharing compensation expenses	32	35	(1)	(4)	2	-
Operating expenses	(64)	(10)	(9)	(19)	(26)	-
Unallocated Expenses	(1)
Total	(33)	25	(10)	(23)	(24)	-
Fund Management DE	7	(32)	3	25	12	-
Investment Income	(255)					(255)
Interest Expense	(10)					(10)
Pre-tax Distributable Earnings	$(258)	$(32)	$3	$25	$12	$(265)
Weighted Average Dividend Paying Shares and Units Outstanding	462

Three Months Ended December 31, 2007		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM - October 1, 2007	$31,214	$12,929	$3,279	$7,553	$7,453	$-
Capital raised	1,229	39	-	416	774	-
Redemptions	(162)	-	-	(162)	-	-
Increase in invested capital	523	523	-	-	-	-
Return of Capital	(49)	(39)	-	-	(10)	-
Equity raised	2	-	2	-	-
Reset Date	-	-	-	-	-	-
Crystallized Incentive Income	1	-	-	1	-	-
+/- Net Asset Value & Foreign Exchange rate change	172	(174)	47	320	(21)	-
AUM - Ending Balance	$32,930	$13,278	$3,328	$8,128	$8,196	$-

Segment Revenues
Management fee	$129	$34	$14	$45	$36	$-
Incentive income	67	1	22	41	3	-
Total	196	35	36	86	39	-

Segment Expenses
Profit sharing compensation expenses	(41)	(1)	(6)	(33)	(1)	-
Operating expenses	(79)	(12)	(9)	(23)	(35)	-
Unallocated Expenses	1
Total	(119)	(13)	(15)	(56)	(36)	-
Fund Management DE	77	22	21	30	3	-
Investment Income (Loss)	9					9
Interest Expense	(8)					(8)
Pre-tax Distributable Earnings	$78	$22	$21	$30	$3	$1
Weighted Average Dividend Paying Shares and Units Outstanding	431

4 Drawbridge Global Macro suspended redemptions effective as of November 30, 2008. The suspension was lifted effective as of January 31, 2009. The amount of January 31 redemptions for Drawbridge Global Macro was $3.3 billion. To satisfy such redemptions, Drawbridge Global Macro paid $2.1 billion in cash to investors and distributed $0.9 billion of shares in newly created special purpose vehicles that hold economic interests in a pool of investments (and associated cash) that were designated as “illiquid investments” of Drawbridge Global Macro. Drawbridge Global Macro expects to pay the majority of the remaining balance of $0.3 billion of the January 31, 2009 redemptions in March 2009.

5 The hybrid hedge funds, which have an annual notice date for redemptions, received notice of $1.5 billion of redemptions effective December 31, 2008. Redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds.

Supplemental Data for Year:4,5

Year Ended December 31, 2008		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM - January 1, 2008	$32,930	$13,278	$3,328	$8,128	$8,196	$-
Capital raised	5,124	912	-	2,827	1,385	-
Redemptions	(2,275)	-	-	(1,804)	(471)	-
Increase in invested capital	4,430	4,403	-	-	27	-
Return of Capital	(921)	(880)	(28)	-	(13)
Reset Date	-	-	-	-	-	-
Equity buyback	(31)	-	(31)	-	-	-
Crystallized Incentive Income	(110)	-	-	(15)	(95)	-
+/- Net Asset Value & Foreign Exchange rate change	(9,693)	(5,104)	(87)	(1,967)	(2,535)	-
AUM - Ending Balance	$29,454	$12,609	$3,182	$7,169	$6,494	$-

Third-Party Capital Raised	$8,662	$4,426	$-	$2,827	$1,409	$-

Segment Revenues
Management fee	$598	$178	$54	$218	$148	$-
Incentive income	(63)	(94)	-	17	14	-
Total	535	84	54	235	162	-

Segment Expenses
Profit sharing compensation expenses	(29)	27	(5)	(42)	(9)	-
Operating expenses	(289)	(43)	(34)	(97)	(115)	-
Unallocated Expenses	(1)
Total	(319)	(16)	(39)	(139)	(124)	-
Fund Management DE	216	68	15	96	38	-
Investment Income	(338)					(338)
Interest Expense	(40)					(40)
Pre-tax Distributable Earnings	$(162)	$68	$15	$96	$38	$(378)
Weighted Average Dividend Paying Shares and Units Outstanding	453

Year Ended December 31, 2007		Private Equity		Hedge Funds		Principal
(in millions)	Total	Funds	Castles	Liquid	Hybrid	Investments
AUM
AUM - January 1, 2007	$21,165	$7,540	$2,865	$5,105	$5,655	$-
Capital raised	9,038	4,078	-	2,651	2,309	-
Redemptions	(434)	-	-	(381)	(53)	-
Increase in invested capital	4,222	4,222	-	-	-	-
Return of Capital	(909)	(893)	-	-	(16)	-
Equity raised	259	-	259	-	-	-
Reset Date	(1,367)	(1,367)	-	-	-	-
Crystallized Incentive Income	(365)	-	-	(231)	(134)	-
+/- Net Asset Value & Foreign Exchange rate change	1,321	(302)	204	984	435	-
AUM - Ending Balance	$32,930	$13,278	$3,328	$8,128	$8,196	$-

Segment Revenues
Management fee	$470	$132	$49	$159	$130	$-
Incentive income	611	275	40	199	97	-
Total	1,081	407	89	358	227	-

Segment Expenses
Profit sharing compensation expenses	(283)	(102)	(14)	(122)	(45)	-
Operating expenses	(264)	(34)	(30)	(77)	(123)	-
Unallocated Expenses	(9)
Total	(556)	(136)	(44)	(199)	(168)	-
Fund Management DE	525	271	45	159	59	-
Investment Income (Loss)	61					61
Interest Expense	(34)					(34)
Pre-tax Distributable Earnings	$552	$271	$45	$159	$59	$27
Weighted Average Dividend Paying Shares and Units Outstanding	424

4 Drawbridge Global Macro suspended redemptions effective as of November 30, 2008. The suspension was lifted effective as of January 31, 2009. The amount of January 31 redemptions for Drawbridge Global Macro was $3.3 billion. To satisfy such redemptions, Drawbridge Global Macro paid $2.1 billion in cash to investors and distributed $0.9 billion of shares in newly created special purpose vehicles that hold economic interests in a pool of investments (and associated cash) that were designated as “illiquid investments” of Drawbridge Global Macro. Drawbridge Global Macro expects to pay the majority of the remaining balance of $0.3 billion of the January 31, 2009 redemptions in March 2009.

5 The hybrid hedge funds, which have an annual notice date for redemptions, received notice of $1.5 billion of redemptions effective December 31, 2008. Redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds.

Overview

We managed $29.5 billion of assets in private equity funds and hedge funds as of December 31, 2008. Fortress’s revenues consist of (i) management fees, which are based on the size of our funds, (ii) incentive income, which is based on the performance of our funds, and (iii) investment income (loss), which is based on our principal investments.

In 2008, we generated fund management DE of $216 million. Including principal investments, Fortress generated pre-tax distributable earnings of a loss of $162 million.

For the year ended December 31, 2008, the private equity segments accounted for approximately 26% of total segment revenues and the hedge fund segments accounted for approximately 74% of total segment revenues.

For the year ended December 31, 2008, the private equity and hedge fund businesses accounted for approximately 38% and 62%, respectively, of total fund management DE.

In the fourth quarter of 2008, we generated fund management DE of $7 million. After principal investments, Fortress generated pre-tax distributable earnings of a loss of $258 million.

For the quarter ended December 31, 2008, the private equity segments accounted for approximately 43% of total segment revenues (excluding reserve for clawback obligations) and the hedge fund segments accounted for approximately 57% of total segment revenues (excluding reserve for clawback obligations).

For the quarter ended December 31, 2008, the private equity and hedge fund businesses accounted for approximately 53% and 47%, respectively, of total fund management DE (excluding reserve for clawback obligations).

Private Equity - Funds

For 2008, the Company’s private equity funds generated pre-tax DE of $68 million as compared to $271 million for 2007.

For the quarter ended December 31, 2008, the Company’s private equity funds had a pre-tax DE loss of $32 million as compared to pre-tax DE of $22 million for the quarter ended December 31, 2007.

Assets under management for private equity funds was $12.6 billion at December 31, 2008 compared to $13.3 billion as of December 31, 2007.

As of December 31, 2008, our funds’ private equity capital invested in non-public transactions totaled approximately $11.3 billion, and our private equity funds’ unfunded commitments to investments were approximately $188 million.

Private Equity - Castles

For 2008, the Company’s Castles generated pre-tax DE of $15 million as compared to $45 million for 2007.

For the quarter ended December 31, 2008, the Company’s Castles generated pre-tax DE of $3 million as compared to $21 million for the quarter ended December 31, 2007.

Assets under management for the Castles was $3.2 billion at December 31, 2008 compared to $3.3 billion as of December 31, 2007.

Liquid Hedge Funds

For 2008, the Company’s liquid hedge fund business generated pre-tax DE of $96 million as compared to $159 million for 2007.

For the quarter ended December 31, 2008, the Company’s liquid hedge fund business generated pre-tax DE of $25 million as compared to $30 million for the quarter ended December 31, 2007.

Assets under management for the liquid hedge funds was $7.2 billion at December 31, 2008 compared to $8.1 billion as of December 31, 2007. Drawbridge Global Macro suspended redemptions effective as of November 30, 2008. The suspension was lifted effective as of January 31, 2009. The amount of January 31 redemptions for Drawbridge Global Macro was $3.3 billion. To satisfy such redemptions, Drawbridge Global Macro paid $2.1 billion in cash to investors and distributed $0.9 billion of shares in newly created special purpose vehicles that hold economic interests in a pool of investments (and associated cash) that were designated as “illiquid investments” of Drawbridge Global Macro. Drawbridge Global Macro expects to pay the majority of the remaining balance of $0.3 billion of the January 31, 2009 redemptions in March 2009.

The following table shows our Assets Under Management by fund:

(dollars in billions)	December 31, 2008	December 31, 2007

Drawbridge Global Macro Funds [6]	$6.1	$8.1

Fortress Commodities Fund [7]	$1.1	$0.0

The following table shows our gross and net returns by fund: 8

Gross Returns	Estimated 2009 YTD at February 28, 2009	Three Months Ended December 31, 2008	Full Year 2008

Drawbridge Global Macro Fund Ltd.	3.1%	-9.1%	-20.3%

Fortress Commodities Fund L.P.	0.2%	0.1%	11.2%

Net Returns

Drawbridge Global Macro Fund Ltd.	2.8%	-9.6%	-21.9%

Fortress Commodities Fund L.P.	-0.2%	-0.4%	6.8%

Hybrid Hedge Funds

For 2008, the Company’s hybrid hedge fund business generated pre-tax DE of $38 million as compared to $59 million for 2007.

6 Consolidated AUM for Drawbridge Global Macro Fund Ltd, Drawbridge Global Macro Fund LP, Drawbridge Global Macro Managed Accounts and Drawbridge Global Alpha Fund V Ltd. Assets under management at year-end included approximately $2.4 billion of fee-paying capital in our Liquid Hedge Funds that was subject to suspended redemption requests. This capital no longer paid fees beginning in January 2009, consequently reducing our liquid hedge funds’ assets under management to approximately $4.8 billion as of January 1, 2009.

7 Inception of the Fund was January 2008.

8 The performance data contained herein reflects returns for a “new issue eligible,” single investor class, net of expenses borne by the Fund (prior to any fees), as of the close of business on the last day of the relevant period. Specific performance may vary based on, among other things, whether you are invested in one or more Special Investments.

For the quarter ended December 31, 2008, the Company’s hybrid hedge fund business generated pre-tax DE of $12 million as compared to $3 million for the quarter ended December 31, 2007.

Assets under management for the hybrid hedge funds was $6.5 billion at December 31, 2008 compared to $8.2 billion as of December 31, 2007. The hybrid hedge funds, which have an annual notice date for redemptions, received notice of $1.5 billion of redemptions effective December 31, 2008. Redemptions will be paid out over time as the underlying investments are liquidated, in accordance with the governing documents of the applicable funds.

The following table shows our Assets Under Management by fund:

(dollars in billions)	December 31, 2008	December 31, 2007

Drawbridge Special Opportunities Funds [9]	$5.0	$6.5

Fortress Partners Funds [10]	$1.5	$1.7

The following table shows our gross and net returns by fund:11

Gross Returns	Estimated 2009 YTD at February 28, 2009	Three Months Ended December 31, 2008	Full Year 2008

Drawbridge Special Opportunities LP	5.6%	-21.5%	-24.9%

Fortress Partners Fund LP	1.4%	-19.5%	-31.9%

Fortress Partners Offshore Fund LP	-0.1%	-14.2%	-24.1%

Net Returns

Drawbridge Special Opportunities LP	5.3%	-22.0%	-26.4%

Fortress Partners Fund LP	1.2%	-19.8%	-33.0%

Fortress Partners Offshore Fund LP	-0.3%	-14.6%	-25.3%

Principal Investments

At December 31, 2008, we had $0.7 billion of assets (excluding $0.3 billion of cash and cash equivalents) in our principal investments segment, compared to $1.1 billion (excluding $0.1 billion of cash and cash equivalents) at December 31, 2007. During 2008, we increased our commitments to our principal investments by $167 million and funded $171 million of our commitments. We had $141 million of unfunded commitments to our principal investments as of December 31, 2008.

Our principal investments segment generated a loss of $378 million for 2008, due to reserves for impairment of $287 million on our investments in certain of our private equity funds, a $51 million loss primarily on the mark to market value of our investments in our hedge funds and $40 million of net interest expense. The reserves for impairment on our private equity investments may not represent a permanent loss of value. Investment results in our private equity funds will be based on ultimate realizations in those funds.

9 Consolidated AUM for Drawbridge Special Opportunities Fund Ltd., Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Managed Accounts.

10 Consolidated AUM for Fortress Partners Offshore Fund LP and Fortress Partners Fund LP.

11 The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Gross returns reflect performance data prior to any fees borne by the Fund while net returns reflect performance data after taking into account any fees borne by the Fund. Specific performance may vary based on, among other things, whether fund investors are invested in one or more Special Investments.

Our principal investments segment generated a loss of $265 million for the three months ended December 31, 2008, due to reserves for impairment of $228 million on our investments in a number of our private equity funds, a $27 million loss primarily on the mark to market value of our investments in our hedge funds and $10 million of net interest expense.

Segment Expenses

Segment expenses for 2008 were $319 million, down from $556 million for 2007. Segment expenses for 2008 and 2007 included $29 million and $283 million of profit sharing compensation, respectively, which is a function of the performance of various funds.

Segment expenses were $33 million in the fourth quarter of 2008, down from $119 million from the fourth quarter of 2007.

As of today (March 16, 2009), Fortress has 826 employees as compared to 900 employees at the end of third quarter 2008. The reduction in headcount is primarily a result of reorganizing the liquid hedge fund business to focus on core macro strategies.

The Company had $252 million of share-based compensation expense (primarily relating to expense recorded in connection with the principals agreement, the issuance of restricted stock units to Fortress employees in the IPO, and the issuance of restricted partnership units) for the quarter ended December 31, 2008, which contributed to our reporting a GAAP net loss per share. Share-based compensation expense is not included in segment expenses or in the calculation of distributable earnings.

Corporate Credit Agreement

We recently amended the terms of our credit agreement to significantly relax the financial covenants in exchange for agreeing to make additional amortization payments over the course of the term of the facilities. Upon closing of our amendment, we paid down the facility by $125 million to $604 million outstanding. The revised financial covenants increase our operational flexibility and ability to adjust to market conditions that are outside of our control. We provide additional details on the amendment in our 2008 10-K.

Dividend

The Company’s Board of Directors elected not to pay a dividend in the fourth quarter of 2008. Consistent with its decision in the third quarter, the Board elected to retain capital for potential future investment opportunities and for working capital purposes.

Non-GAAP Information

Fortress discloses certain non-GAAP financial information, which management believes provides a meaningful basis for comparison among present and future periods. The following are non-GAAP measures used in the accompanying financial information:

•	Pre-tax distributable earnings (DE)
•	Fund management DE
•	Segment revenues
•	Segment management fees
•	GAAP net income excluding principals agreement compensation
•	Segment assets

We urge you to read the reconciliation of such data to the related GAAP measures appearing later in this release.

Conference Call

Management will host a conference call today, Monday, March 16, 2009 at 10:00 AM Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-877-252-8576 (from within the U.S.) or 1-706-679-1521 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress Fourth Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available until 11:59 P.M. Eastern Time on Monday, March 23, 2009 by dialing 1-800-642-1687 (from within the U.S.) or 1-706-645-9291 (from outside of the U.S.); please reference access code “86145656.”

About Fortress

Fortress is a leading global alternative asset manager with approximately $29.5 billion in assets under management as of December 31, 2008. Fortress manages private equity funds and hedge funds. Fortress was founded in 1998. For more information regarding Fortress Investment Group LLC or to be added to our e-mail distribution list, please visit www.fortress.com.

Cautionary Note Regarding Forward-Looking Statements — Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our sources of management fees, incentive income and investment income (loss), estimated fund performance, the amount and source of expected capital commitments, amount of redemptions and our effective tax rate. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund, redemption amounts or our effective tax rate may differ, possibly materially, from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated and Combined Statements of Operations

(dollars in thousands, except share data)

	Year Ended December 31,
	2008	2007	2006
Revenues
Management fees from affiliates	$593,007	$414,166	$154,649
Incentive income from affiliates	56,588	442,892	185,364
Other revenues	82,205	69,927	70,802
Interest and dividend income - investment company holdings
Interest income	-	243,713	843,589
Interest income from controlled affiliate investments	-	4,707	54,003
Dividend income	-	7,436	9,184
Dividend income from controlled affiliate investments	-	53,174	203,713

	731,800	1,236,015	1,521,304

Expenses
Interest expense
Investment company holdings	-	132,620	505,340
Other	40,140	34,313	54,026
Compensation and benefits	440,659	658,815	436,004
Principals agreement compensation	954,685	852,956	-
General, administrative and other	84,875	99,885	115,095
Depreciation and amortization	9,994	8,454	6,818

	1,530,353	1,787,043	1,117,283

Other Income (Loss)
Gains (losses) from investments
Investment company holdings
Net realized gains (losses)	-	86,264	(47,494)
Net realized gains (losses) from controlled affiliate investments	-	715,024	998,212
Net unrealized gains (losses)	-	(19,928)	86,404
Net unrealized gains (losses) from controlled affiliate investments	-	(1,428,837)	5,556,907
Other investments
Net realized gains (losses)	(1,770)	(2,037)	(13,608)
Net realized gains (losses) from affiliate investments	(689)	145,449	977
Net unrealized gains (losses)	-	1,316	4,044
Net unrealized gains (losses) from affiliate investments	(55,846)	(253,888)	182,228
Tax receivable agreement liability reduction	55,115	-	-
Earnings (losses) from equity method investees	(304,180)	(61,674)	5,039

	(307,370)	(818,311)	6,772,709

Income (Loss) Before Deferred Incentive Income, Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries and Income Taxes	(1,105,923)	(1,369,339)	7,176,730
Deferred incentive income	-	307,034	(1,066,137)
Principals’ and others’ interests in (income) loss of consolidated subsidiaries	898,798	996,870	(5,655,184)

Income (Loss) Before Income Taxes	(207,125)	(65,435)	455,409
Income tax benefit (expense)	(115,163)	5,632	(12,525)

Net Income (Loss)	$(322,288)	$(59,803)	$442,884

Dividends Declared Per Class A Share	$0.4500	$0.8424

		Jan 1 through Jan 16
Earnings Per Unit - Fortress Operating Group
Net income per Fortress Operating Group unit		$0.36	$1.21

Weighted average number of Fortress Operating Group units outstanding		367,143,000	367,143,000

		Jan 17 through Dec 31
Earnings (Loss) Per Class A Share - Fortress Investment Group
Net income (loss) per Class A share, basic	$(3.50)	$(2.14)

Net income (loss) per Class A share, diluted	$(3.50)	$(2.14)

Weighted average number of Class A shares outstanding, basic	94,934,487	92,214,827

Weighted average number of Class A shares outstanding, diluted	94,934,487	92,214,827

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Consolidated Balance Sheets

(dollars in thousands, except share data)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$263,337	$100,409
Due from affiliates	38,504	198,669
Investments
Equity method investees	774,382	1,091,918
Options in affiliates	39	16,001
Deferred tax asset	408,066	511,204
Other assets	93,407	71,580

	$1,577,735	$1,989,781

Liabilities and Shareholders’ Equity

Liabilities
Accrued compensation and benefits	$158,033	$269,324
Due to affiliates	346,265	455,734
Dividends payable	-	21,285
Deferred incentive income	163,635	173,561
Debt obligations payable	729,041	535,000
Other liabilities	26,741	36,729

	1,423,715	1,491,633

Commitments and Contingencies

Principals’ and Others’ Interests in Equity of Consolidated Subsidiaries	71,462	308,023

Shareholders’ Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 94,609,525 and 94,597,646 shares issued and outstanding at December 31, 2008 and 2007, respectively	-	-
Class B shares, no par value, 750,000,000 shares authorized, 312,071,550 shares issued and outstanding	-	-
Paid-in capital	596,803	384,700
Retained earnings (accumulated deficit)	(513,379)	(193,200)
Accumulated other comprehensive income (loss)	(866)	(1,375)

	82,558	190,125

	$1,577,735	$1,989,781

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Fund Management DE to Pre-tax Distributable

Earnings and GAAP Net Income (Loss)

(dollars in millions)

	Three Months Ended
	December 31, 2008	December 31, 2007

Fund Management DE	$7	$77
Investment Income (Loss)	(255)	9
Interest Expense	(10)	(8)
Pre-tax Distributable Earnings	(258)	78
Private equity incentive income	-	2
Hybrid hedge fund incentive income	-	92
Castle option incentive income	-	(2)
Reserve for clawback	107	-
Castle options management fee	-	-
Distributions of earnings from equity method investees	-	(3)
Earnings from equity method investees	(155)	(42)
Gains/losses on options	-	(30)
Gains/losses on other Investments	(9)	-
Incentive income guarantee recorded as a loss	(3)	-
Impairment of investments	227	-
Employee equity-based compensation	(12)	(31)
Principal compensation	(240)	(240)
Employee portion of incentive income	(15)	(9)
Principals' interest in income of consolidated subsidiaries	279	143
Tax receivable agreement liability reduction	55	-
Taxes	(116)	13
GAAP Net Income (Loss)	$(140)	$(29)

	Year Ended
	December 31, 2008	December 31, 2007

Fund Management DE	$216	$525
Investment Income (Loss)	(338)	61
Interest Expense	(40)	(34)
Pre-tax Distributable Earnings	(162)	552
Private equity incentive income	10	46
Hybrid hedge fund incentive income	-	-
Castle option incentive income	-	(2)
Reserve for clawback	123	-
Castle options management fee	-	2
Distributions of earnings from equity method investees	-	(17)
Earnings from equity method investees	(236)	(92)
Gains/losses on options	(16)	(113)
Gains/losses on other Investments	(36)	-
Incentive income guarantee recorded as a loss	(3)	-
Impairment of investments	286	-
Employee equity-based compensation	(158)	(130)
Principal compensation	(955)	(853)
Employee portion of incentive income	(5)	(4)
Principals' interest in income of consolidated subsidiaries	891	545
Tax receivable agreement liability reduction	55	-
Taxes	(116)	6
GAAP Net Income (Loss)[12]	$(322)	$(60)

12 We had GAAP net income of $133.4 million for the period from January 1, 2007 through January 16, 2007 and a GAAP net loss of $193.2 million for the period from January 17, 2007 through December 31, 2007.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of Segment Revenues to GAAP Revenues & Segment Assets to GAAP Assets

(dollars in millions)

	Three Months Ended
	December 31, 2008	December 31, 2007
Segment Revenues	$40	$196
Adjust incentive income	107	92
Adjust income from the receipt of options	-	-
Other revenues	11	16
Consolidation and elimination	-	-
GAAP Revenues	$158	$304

	Year Ended
	December 31, 2008	December 31, 2007
Segment Revenues	$535	$1,081
Adjust incentive income	133	44
Adjust income from the receipt of options	-	2
Other revenues	64	61
Consolidation and elimination	-	48
GAAP Revenues	$732	$1,236

	Assets as of
	December 31, 2008	December 31, 2007
Segment Assets	$1,557	$1,961
Adjust equity investments from fair value	-	(23)
Adjust equity investments from cost	(6)	(26)
Adjust investments gross of employee portion	27	75
Adjust option investments to intrinsic value	-	3
GAAP Assets	$1,578	$1,990

“Distributable earnings” is our supplemental measure of operating performance. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (“GAAP”) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income and it is not necessarily indicative of liquidity or cash available to fund our operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to our financial statements included in our Annual Report on Form 10-K for the annual period ended December 31, 2008.

Our management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;
•	in making operating decisions and assessing the performance of each of our core businesses;
•	for planning purposes, including the preparation of our annual operating budgets; and
•	as a valuation measure in strategic analyses in connection with the performance of our funds and the performance of our employees.

Growing distributable earnings is a key component to our business strategy and distributable earnings is the supplemental measure used by our management to evaluate the economic profitability of each of our businesses and our total operations. Therefore, we believe that it provides useful information to our investors in evaluating our operating performance. Our definition of distributable earnings is not based on any definition contained in our amended and restated operating agreement.

Fortress Investment Group LLC

(Prior to January 17, 2007, Fortress Operating Group)

Reconciliation of GAAP Net Income (Loss) Excluding Principals Agreement

Compensation to GAAP Net Income (Loss)

(dollars in thousands)

	Three Months Ended December 31, 2008	Year Ended December 31, 2008
GAAP net loss	$(140,375)	$(322,288)
Principals agreement compensation	239,975	954,685
Portion not allocable to public shareholders	(184,157)	(732,625)

GAAP net loss excluding principals agreement compensation	$(84,557)	$(100,228)